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                                                                    EXHIBIT 3(i)


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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                             (FOR BUREAU USE ONLY)
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NAME      Robert J. Krueger
          Honigman Miller Schwartz and Cohn
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ADDRESS   2290 First National Building

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CITY                     STATE               ZIP CODE
     Detroit,           Michigan            48226-3583
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                                                            EFFECTIVE DATE:
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE


                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

    Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:      Somanetics Corporation

2.   The identification number assigned by the Bureau is:   261-155

3.   All former names of the corporation are:     N/A

4.   The date of filing the original Articles of Incorporation was:
     January 15, 1982

    The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:  Somanetics Corporation

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


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ARTICLE III

The total authorized shares:

1.       Common Shares               20,000,000, par value $0.01 per share
                                    --------------------------------------------

         Preferred Shares            1,000,000, par value $0.01 per share
                                    --------------------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                  a. Preferred Shares. The Board of Directors may cause the Corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.


ARTICLE IV

1.       The address of the current registered office is:

         1653 East Maple Road,     Troy, Michigan        48083-4208
         -------------------------------           ---------------------------
         (Street Address)          (City)                    (ZIP Code)

2. The mailing address of the current registered office, if different than above:

                                                  Michigan
         -----------------------------------------         -------------------
         (Street Address or P.O. Box)   (City)              (ZIP Code)

3.       The name of the current resident agent is:       Bruce J. Barrett
                                                     -------------------------
ARTICLE V

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.





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ARTICLE VI

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article VI shall not eliminate or limit the liability of a director for any of the following:

                  (1) A breach of the director's duty of loyalty to the Corporation or its shareholders.

                  (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

                  (3) A violation of Section 551(1) of the Michigan Business
         Corporation Act.

                  (4) A transaction from which the director derived an improper personal benefit.

                  (5) An act or omission occurring before the effective date of this Article VI.

Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

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ARTICLE VII

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than fifteen directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1992 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.
When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

         A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled by an affirmative vote of a majority of the directors then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause.

         Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Shares or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article.

         This Article VII may only be amended by the affirmative vote of holders of 90% of the outstanding Common Shares of the Corporation, in addition to the vote otherwise required by the Michigan Business Corporation Act.



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    (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL
    PAGES IF NEEDED.)





5.  COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS
    CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF
    DIRECTORS; OTHERWISE, COMPLETE SECTION (b).  DO NOT COMPLETE BOTH.

    a. / / These Restated Articles of Incorporation were duly adopted on the ____ day of ___________, 19 _______, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                Signed this _________ day of ____________________, 19 _______.

    _________________________________  ________________________________________

    _________________________________  ________________________________________
    (Signatures of incorporators; Type or Print Name Under Each Signature)


    b. /X/ These Restated Articles of Incorporation were duly adopted on the 17th day of March, 1998 in accordance with the provisions of
            Section 642 of the Act and:  (check one of the following)

        / / were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

        /X/ were duly adopted by the shareholders. The necessary number of shares as required by statue were voted in favor of these Restated
            Articles.

        / / were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statue in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.
            (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

        / / were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.


                        Signed this 17 day of March, 1998

                        By /s/ Bruce J. Barrett
                           _____________________________________________________
                            (Signature of President, Vice-President,
                            Chairperson, or Vice-Chairperson)


                            Bruce J. Barrett, President
                        ________________________________________________________
                            (Type or Print Name)      (Type or Print Title)


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Name of person or organization          Preparer's name and business
remitting fees:                         telephone number:

     Somanetics Corporation             Robert J. Krueger
--------------------------------       --------------------------------

                                       (313) 256-7675
--------------------------------       --------------------------------


                         INFORMATION AND INSTRUCTIONS


1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development
    Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

    Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restate articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson of the corporation.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.


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
    NONREFUNDABLE FEE ........................................................................................$10.00
    TOTAL MINIMUM FEE ........................................................................................$10.00
    ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
        each additional 20,000 authorized shares of portion thereof ...................................$30.00 maximum fee per filing for first 10,000,000 authorized shares ..............................$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares ....$30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares ..............$200,000.00




10. Mail form and fee to:                                       The office is located at:

Michigan Department of Consumer and Industry Services           6546 Mercantile Way
Corporation, Securities and Land Development Bureau             Lansing, MI  48910
Corporation Division                                            (517) 334-6302
P.O. Box 30054
Lansing, MI 48909-7554
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